Power of Attorney

February 11, 2003

	I, Thomas Gimple, hereby designate and authorize Jack Menache to file Forms 3, 4, and 5 for me and on my behalf, and to file such forms with the Securities and Exchange Commission, and to sign my name to such forms with the same force and effect as if I had personally affixed my signature thereto. This power of attorney shall remain in effect until
 December 31, 2003, or until sooner terminated by written notice to Jack Menache and the Securities and Exchange Commission.

/s/
       Thomas Gimple